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                                                                    EXHIBIT 23.7


                      CONSENT OF SALOMON SMITH BARNEY INC.
                      ------------------------------------


         We hereby consent to the use of our name and to the inclusion of our opinion letter, dated March 27, 2001, as Appendix D to, and the reference thereto under the captions "Summary," "The Merger--Background of the Merger," "The Merger--New York Community's Reasons for the Merger; Recommendation of New York Community's Board of Directors" and "The Merger--Opinions of Financial Advisors--Opinion of Salomon Smith Barney to New York Community" in, and to the inclusion of such opinion letter as Appendix D to, the Joint Proxy Statement/Prospectus of New York Community Bancorp, Inc. and Richmond County Financial Corp., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of New York Community Bancorp, Inc., as amended by Amendment No. 1 thereto. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         SALOMON SMITH BARNEY INC.



                                         By /s/ Jack McSpadden
                                            ------------------------
                                               Managing Director




New York, New York
May 11, 2001